Certification Pursuant to Section § 906 of the Sarbanes-Oxley Act

Pursuant to 18 U.S.C. §1350, the undersigned officer of Provident Mutual Funds, Inc. (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s Report on Form N-CSR for the period ended March 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

/s/J. Scott Harkness J. Scott Harkness Principal Executive Officer Provident Mutual Funds, Inc.
Dated: April 21, 2015

This Section 906 certification is being furnished to the SEC, rather than filed with the SEC, as permitted under applicable SEC rules.

Certification Pursuant to Section § 906 of the Sarbanes-Oxley Act

Pursuant to 18 U.S.C. §1350, the undersigned officer of Provident Mutual Funds, Inc. (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s Report on Form N-CSR for the period ended March 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

/s/Michael A. Schelble Michael A. Schelble, Principal Financial Officer Provident Mutual Funds, Inc.
Dated: April 21, 2015

This Section 906 certification is being furnished to the SEC, rather than filed with the SEC, as permitted under applicable SEC rules.